                                                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 22, 2002, except for Footnote 18 for which the date is March 25, 2002 relating to the financial statements which appears in The Med-Design Corporation 's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP



Philadelphia, PA
September 3, 2002